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                                                                   EXHIBIT 99.2


                                 EOTT ENERGY LLC
                      P.O. BOX 4666, HOUSTON, TX 77210-4666

                                               FOR FURTHER INFORMATION CONTACT:
                                                             Mary Ellen Coombe
                                                                  713-993-5152

                        EOTT ENERGY LLC ANNOUNCES NEW CEO
                           AND NEW BOARD OF DIRECTORS

HOUSTON, MARCH 11, 2003 -- EOTT Energy LLC (OTC Pink Sheets: EOTPQ) announced today that Thomas M. (Tom) Matthews, the former Chief Executive Officer of Avista Corp., former President of NGC Corporation and former Vice President of Texaco, Inc., has been elected Chief Executive Officer and Chairman of the Board of EOTT Energy LLC. EOTT Energy recently announced its emergence from Chapter 11 Bankruptcy effective March 1, 2003 under the amended Plan of Reorganization approved by the U.S. Bankruptcy Court for the Southern District of Texas in Corpus Christi.

Dana R. Gibbs will continue as President and Chief Commercial Officer focusing on EOTT Energy's commercial and business development activities. Recently EOTT Energy announced that H. Keith Kaelber joined the organization as Executive Vice President and Chief Financial Officer. Mr. Matthews, Mr. Gibbs and Mr. Kaelber will comprise the Office of the Chairman.

Other corporate officer appointments include: E. Russell Braziel, Vice President, Liquids Marketing and Operations; Mary Ellen Coombe, Vice President, Human Resources and Administration; David Hultsman, Vice President, Information Services, Lori L. Maddox, Vice President and Controller; Molly M. Sample, Vice President and General Counsel; and Randall G. Schorre, Vice President, Pipeline and Fleet Transportation Services.

In addition, EOTT Energy LLC announced the appointment of its new Board of Directors. Joining the Board are:

    --  J. Robert Chambers,  Managing Director at Lehman Brothers, Inc.;

    -- Julie H. Edwards, Executive Vice President, finance and administration and Chief Financial Officer of Frontier Oil Corporation;

    -- Robert E. Ogle, Managing Director in the Corporate Advisory Services practices of Huron Consulting Group;

    -- James M. Tidwell, Chief Financial Officer and Vice President of finance for WEDGE Group Incorporated;

    -- S. Wil VanLoh, Jr., President, co-founder and Managing Partner, Quantum Energy Partners;

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    --  Daniel J. Zaloudek, founder of multimedia content company IMEDIA, and a former senior executive with international oil and gas operations of Koch Industries.

Mr. Tidwell, Mr. Ogle and Mr. Van Loh will serve on the Audit Committee with Mr. Tidwell as Committee Chairperson. Mr. Chambers, Ms. Edwards, and Mr. Zaloudek will serve on the Compensation Committee with Mr. Chambers as Committee Chairperson.

"With approval of our reorganization plan and emergence from Chapter 11 on March 1, 2003, it is essential we have a strong focus on our operational, commercial, and financial activities. With this alignment, each of us can strengthen our ability to focus on the activities required to achieve our future growth and implementation of our business strategies. The new executive team members and the new Board members have extensive expertise in the energy and financing arenas to add to that of the current management team," said Dana Gibbs, EOTT Energy's President.

ABOUT EOTT ENERGY

For current information for EOTT Energy, please visit www.eott.com .

EOTT Energy LLC is a major independent marketer and transporter of crude oil in North America. EOTT Energy also processes, stores, and transports MTBE, natural gas and other natural gas liquids products. EOTT Energy transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of intrastate and interstate pipeline and gathering systems and a fleet of more than 230 owned or leased trucks.

SAFE HARBOR STATEMENT

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although EOTT Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, EOTT Energy's ability to successfully operate under its Plan of Reorganization, its success in obtaining the financing necessary to its continuing operations and growth, its ability to maintain its critical commercial relationships, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of its risk management activities, its success in its continuing efforts to reduce costs, and general conditions in the oil and gas and financial markets during the periods covered by the forward-looking statements.

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